UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2010

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)         On November 17, 2010, the Board of Directors (the “Board”) of NPS Pharmaceuticals, Inc. (the “Company”) increased the number of directors on the Board from seven to eight and elected Pedro Granadillo as a director to fill the newly-created vacancy on the Board.  Mr. Granadillo, 63, currently serves as a director of Dendreon Corporation, Haemonetics Corporation, and Nile Therapeutics and previously served as a director of Noven Pharmaceuticals and First Indiana Bank.

In connection with Mr. Granadillo’s election, the Compensation Committee of the Board approved a grant of 36,000 options to Mr. Granadillo under the Company’s 2005 Omnibus Equity Plan.  The options will vest over four years and become exercisable 25% on the first anniversary of the date of grant and 6.25% every three months thereafter.   Mr. Granadillo will also participate in the Company’s non-employee director compensation program described in the definitive proxy statement for the Company’s 2010 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on April 6, 2010.

Mr. Granadillo has not been appointed to any committees of the Board.  There are no arrangements or understandings between Mr. Granadillo and any other person pursuant to which Mr. Granadillo was elected as a director.  In addition, there have been no transactions involving the Company or any of its subsidiaries in which Mr. Granadillo has or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

On November 18, 2010, the Company issued a press release announcing Mr. Granadillo’s election, which is attached as Exhibit.99.1.

ITEM 9.01.            Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of NPS Pharmaceuticals, Inc. dated November 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2010	NPS PHARMACEUTICALS, INC.

	By:	/s/ EDWARD STRATEMEIER

Edward Stratemeier
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of NPS Pharmaceuticals, Inc. dated November 18, 2010